                                                                    EXHIBIT 10.7



                              ACQUISITION AGREEMENT

                                  by and among

                         EQUIFAX PAYMENT SERVICES, INC.

                        EQUIFAX DO BRASIL HOLDINGS LTDA.

                    ANDRADE GUTIERREZ TELECOMUNICACOES LTDA.

                             ANDRADE GUTIERREZ S.A.

                       CONSTRUTORA ANDRADE GUTIERREZ S.A.

                                       and

                   UNNISA-SOLUCOES EM MEIOS DE PAGAMENTO LTDA.


                          Effective as of May 24, 2001












                             Kilpatrick Stockton LLP
                              1100 Peachtree Street
                             Atlanta, Georgia 30309
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                              SCHEDULE OF EXHIBITS
                              --------------------


       Exhibit A-1               Articles of Association for EV1

       Exhibit A-2               Articles of Association for EV2

       Exhibit B                 Certain Accounts Payable

       Exhibit C                 Lawsuit Dismissal

       Exhibit D                 Arbitration Dismissal

       Exhibit E                 Tozzini Freire Teixera e Silva Legal Opinion

       Exhibit F-1               Kilpatrick Stockton LLP Legal Opinion

       Exhibit F-2               Mundie e Advogados Legal Opinion

                              ACQUISITION AGREEMENT


         THIS AGREEMENT is made and entered into effective as of the ___ day of May, 2001, by and among:

         (1) EQUIFAX PAYMENT SERVICES, INC., a corporation organized and existing under the laws of the State of Delaware, United States of America, whose principal place of business is located at 11601 Roosevelt Boulevard, St. Petersburg, Florida 33716, United States of America ("EFX");
                                                      ---

         (2) EQUIFAX DO BRASIL HOLDINGS LTDA., a Brazilian limited liability company ("sociedade por quotas de responsabilidade limitada"), whose head office is located at Av. Presidente Juscelino Kubitschek, n.(Degree) 50, 17th Floor, suite 172, room 4, in the City of Sao Paulo, State of Sao Paulo, Federal Taxpayers' No. 02.677.368/0001-14, with its Articles of Association recorded at the Commercial Registry at the State of Sao Paulo, under NIRE No. 35,215,207,148, on July 20, 1998 ("Holdings", and together with EFX,
                                   --------
collectively referred to as "Equifax");
                             -------

         (3) ANDRADE GUTIERREZ TELECOMUNICACOES LTDA., a Brazilian limited liability company ("sociedade por quotas de responsabilidade limitada"), whose head office is located at Avenida Maria Coelho de Aguiar, 215, Bloco D, 4th floor, in the city of Sao Paulo, State of Sao Paulo, Federal Taxpayers' Registration No. 71.057.921/0001-39, with its Articles of Association registered before the Board of Trade of the State of Sao Paulo ("JUCESP") under NIRE 35.213.834.579, in section as of March 03, 1995 ("AG Telecom");
                                                  ----------

         (4) ANDRADE GUTIERREZ S.A., a Brazilian corporation ("sociedade anonima"), whose head office is located at Rua dos Pampas, 484, suite 54, in the city of Belo Horizonte, State of Minas Gerais, Federal Taxpayers' Registration No. 17.262.197/0001-30, with its by-laws recorded at the Board of Trade of the State of Minas Gerais ("JUCEMG") under No. 313.000.1481-9, in section as of June 23, 2000 ("AG Parent" and the "Seller");
           ---------           ------

         (5) CONSTRUTORA ANDRADE GUTIERREZ S.A., a Brazilian corporation ("sociedade anonima"), whose head office is located at Rua dos Pampas, 484, in the city of Belo Horizonte, State of Minas Gerais, Federal Taxpayers' Registration No. 17.262.213/0001-94, with its by-laws recorded at the Board of Trade of the State of Minas Gerais ("JUCEMG") under No. 313.000.918-30, in section as of September 02, 1948 ("Construtora AG "; and together with AG
                                               --
Telecom and AG Parent, the "AG Group"); and
                            --------

         (6) UNNISA-SOLUCOES EM MEIOS DE PAGAMENTO LTDA., a Brazilian limited liability company ("sociedade por quotas de responsabilidade limitada"), whose head office is located in the City and State of Sao Paulo, at Av. Maria Coelho Aguiar 215, Bloco D - 4th Floor, enrolled at the Federal Taxpayers' Registry under No. 69.313.674/0001-42 ("Unnisa").
                               ------

                              BACKGROUND STATEMENT

         WHEREAS, on April 23, 2001, AG Telecom transferred to AG Parent all the quotas of Unnisa held by AG Telecom, together with all of its rights and obligations to subscribe for

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additional quotas of Unnisa (pursuant to the 23rd Amendment to the Articles of
Association of Unnisa);

         WHEREAS, on the date of this Agreement the Seller owns, directly and in the aggregate, certain quotas and those additional quotas which AG Telecom has subscribed to purchase which, in the aggregate, equal 20.335% of the outstanding quotas (the "Quotas") of Unnisa; and
             ------

         WHEREAS, AG Telecom, Construtora AG, Holdings and others are all parties to that certain Quotaholders Agreement entered into on or about June 28, 1999 (the "Quotaholders Agreement"), as modified by that certain Modification of
           ----------------------
Quotaholders Agreement entered into on or about April 26, 2001 (the "Modification"); and
 ------------

         WHEREAS, the Seller desires to sell to Holdings or its Designee (this term and other capitalized terms used in this Agreement being defined in either Paragraph 14.1 of this Agreement or in those Paragraphs of this Agreement identified in Paragraph 14.2) on the Closing Date, all of the Quotas, and Equifax or its Designee desires to purchase and take from the Seller all of the Quotas (such sale and purchase being referred to herein as the "Transaction");
                                                                -----------

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements in this Agreement contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.       THE ACQUISITION

         1.1      Acquisition and Sale of the Seller's Interest.

         (a) Subject to the terms contained in this Agreement, on the Closing Date the Seller shall sell, transfer and assign to Equifax or, if so elected by Equifax, to any Designee, the Quotas for an aggregate purchase price of R$ 64,200,000 ("Acquisition Price"), all of which Quotas shall be free and
                   -----------------
clear of any and all Liens. The Acquisition Price shall be paid as described in Paragraph 1.1(c) below.

         (b) Against payment of the Acquisition Price, the Parties shall execute the proper amendment to the Articles of Association of Unnisa in order to reflect the transfer of the Quotas to Equifax or its Designee.

         (c) The Acquisition Price shall be paid in full by delivery of all of the quotas of EV2 by EV1 to the Seller, all of which quotas shall be free and clear of any and all Liens. Simultaneously therewith, the Parties shall execute the proper amendment to the Articles of Association of EV2 in order to reflect the transfer of all the quotas of EV2 to AG Telecom, AG Parent or such of their respective affiliates as shall be a legal entity organized under the laws of Brazil..

         (d) Unnisa acknowledges and agrees that, simultaneously with the Closing, EV1 has paid (i) R$ 1,998,386.00 in cash to Unnisa in full and final satisfaction of AG Telecom's liability for previously subscribed quotas (pursuant to the 23rd Amendment to the Articles of Association of Unnisa), and
(ii) R$ 161,176.04 in cash to Unnisa in full and final satisfaction of AG Telecom's liability for previously incurred accounts receivable as reflected on Exhibit

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B. Unnisa acknowledges and agrees that AG Telecom shall have no further liability in respect of either of the foregoing obligations.

         (e) The Seller will be solely responsible for the payment of all Taxes, including without limitation, all transfer, sales, stamp duties, use, excise, value added and similar taxes imposed by any Government, in connection with the transfer of the Quotas to the Seller by AG Telecom and the sale of the Quotas to Equifax or its Designee.

         (f) The Seller, AG Telecom and Construtora AG acknowledge that Equifax shall retain R$ 120,420.49 of the Acquisition Price as reimbursement for certain expenses.


2.       TRANSACTION STRUCTURE

         2.1 AG Telecom's Obligations. Immediately prior to the Closing, AG Telecom and AG Parent shall execute, together with Holdings, the proper amendment to the Articles of Association of Unnisa to reflect the transfer of the Quotas to AG Parent, as stated in the Background Statements of this Agreement. The transfer of the Quotas shall be at their book value based upon the books and records of AG Telecom, which both AG Telecom and the Seller represent and warrant to Equifax is, and shall be at the date of transfer and on the Closing Date, R$ 35,291,671.00 (the "Book Value").
                                         ----------

         2.2      Equifax's Obligations.

         (a) Prior to the Closing, Equifax or any of its Affiliates shall incorporate AGES Participacoes S.A., a Brazilian corporation ("sociedade anonima") ("EV1"). The amount of the corporate capital of EV1 shall be equal to
            ---
R$ 128,400,000. The purchase price for the quotas of EV1 shall be paid in cash by Equifax (or any of its Affiliates) in Brazilian reais. Upon incorporation, and at the Closing Date, EV1 shall have no assets other than the cash proceeds from the subscription of the quotas of EV1, and will have upon incorporation and at all times up through and including the Closing Date no liabilities (other than for its liabilities and obligations arising pursuant to this Agreement). The Articles of Association of EV1 shall be in the form attached hereto as Exhibit A-1.

         (b) Promptly following the incorporation of EV1 as provided above, EV1 shall incorporate Card/AGT Swapco Ltda., a Brazilian limited liability company ("sociedade comercial por quotas de responsabilidade limitada") ("EV2").
                                                                          ---
The amount of the corporate capital of EV2 shall be equal to R$ 61,920,017.47. The purchase price for the quotas of EV2 shall be paid in cash by EV1 in Brazilian reais. Upon incorporation, and at the Closing Date, EV2 shall have no assets other than the cash proceeds from the subscription of the quotas of EV2, and will have upon incorporation and at all times up through and including the Closing Date no liabilities. The Articles of Association of EV2 shall be in the form attached hereto as Exhibit A-2.

3.       CLOSING

         3.1 Closing. Subject to the conditions contained in Articles 8 and 9 having been satisfied or waived in writing in accordance with the terms of this Agreement, the consummation of the transactions contemplated in this Agreement (the "Closing") will take place at the offices of Mundie e Advogados,
                -------
located at Av.Presidente Juscelino Kubitschek, n.(Degree)50, 17th floor, Sao Paulo, Brasil, commencing at 9:00 a.m., local time, on May 24, 2001, or

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any other date as may be mutually acceptable to the Parties (the date of the
Closing being referred to in this Agreement as the "Closing Date"); provided,
                                                    ------------
however, that the Transaction shall for all purposes be effective as of 12:01 a.m., Sao Paulo time, on May 24, 2001. To facilitate the Closing, the Parties will meet at a pre-closing conference at the offices of Mundie e Advogados, commencing at 9:00 a.m., local time, on the first Business Day immediately preceding the Closing Date, with the intention to finalize the Closing matters contemplated in this Agreement in a timely manner so as to cause the Closing to occur on the Closing Date.

         3.2 Cooperation and Further Assurances. Between the date of this Agreement and Closing, each Party shall take, and shall cause all of its relevant Affiliates to take, any and all other and further actions required, necessary or convenient to carry out the intent and purpose of the Transaction and this Agreement. At Equifax's reasonable request, whether on or after the date of this Agreement, and without the payment of any additional monies, the Seller, Construtora AG and AG Telecom will, at their sole expense and without contribution by or Liability to Equifax or Unnisa, execute and deliver any and all further documents and instruments of conveyance, assignment, and transfer and will take any and all further reasonable actions as may be necessary, in the reasonable opinion of Equifax, to transfer and convey to Equifax all right, title and interest in and to the Quotas, free and clear of any and all Liens or as may otherwise be necessary or desirable to carry out the intent of this Agreement.

4.       ADDITIONAL COVENANTS

         4.1 Cooperation. The Parties will cooperate fully with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and all Parties will use their best efforts to consummate the transactions contemplated by this Agreement and to fulfill their obligations under this Agreement, including without limitation, causing to be fulfilled at the earliest practical date the conditions precedent to the obligations of the Parties to consummate the transactions contemplated by this Agreement. Without the prior written consent of the other Parties, no Party may take any intentional actions, or omit to take any actions, that would cause the conditions precedent to the obligations of the Parties not to be fulfilled, including, without limitation, taking or causing to be taken any action which would cause the representations and warranties made by a Party in this Agreement not to be true, correct and complete as of the Closing. For a period of three (3) years following the Closing, Unnisa and its Affiliates, on the one hand, and the Seller and AG Telecom, on the other hand, agree to use their reasonable efforts to cooperate with the other and act as an advisor to the other in furtherance and promotion of their respective businesses, it being expressly understood and agreed that no fees or other compensation shall be payable in respect of such cooperation and advisory services unless the relevant Persons shall have expressly agreed in writing to the payment of any such fees or other compensation.

         4.2 Expenses. The Parties will bear their own legal, accounting, broker, intermediary and other fees and expenses related to the transactions contemplated by this Agreement.

         4.3 Update of Information. All documents, agreements, instruments, statements, copies and other writings furnished to or for the benefit of Equifax, the Seller, Construtora AG, AG Telecom or any of their Representatives pursuant to this Agreement are and will be true, correct and complete as of the date furnished, and any and all amendments and

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supplements to the documents, agreements, instruments, statements and other writings furnished to or for the benefit of Equifax, the Seller, Construtora AG, AG Telecom or any of their Representatives pursuant to this Agreement have been or will be delivered to Equifax, the Seller, Construtora AG, AG Telecom and their Representatives in a timely and expeditious manner prior to the Closing. At all times prior to and including the Closing Date, AG Telecom, Construtora AG, the Seller and Equifax will promptly provide one another with written notification of any event, occurrence or other information of any kind whatsoever which affects, or may affect, the continued truth, correctness or completeness of any representation, warranty, covenant or agreement made in this Agreement by a Party or any document, agreement, instrument, certificate or writing furnished to or for the benefit of a Party by any other Party pursuant to or in connection with this Agreement, and each written notification will specifically identify any and all of the representations, warranties, covenants and agreements affected by the fact, event, occurrence or information that necessitated the giving of the notice. No notification or other disclosure will be deemed to amend or supplement this Agreement or any representation, warranty, covenant, agreement or indemnity or any other document, agreement, instrument, certificate or writing furnished to or for the benefit of any Party pursuant to or in connection with this Agreement.

         4.4 Brokers. AG Telecom, Construtora AG and AG Parent represent and warrant to Equifax that no broker or finder has acted on their behalf in connection with this Agreement or the transactions contemplated in this Agreement, and AG Telecom, Construtora AG and AG Parent, jointly and severally, agree to indemnify Equifax and Unnisa and hold each of them harmless from and against any and all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of them. Equifax represents and warrants that no broker or finder has acted on its behalf or in behalf of itself or Unnisa in connection with this Agreement or the transactions contemplated in this Agreement and agrees to indemnify AG Telecom, Construtora AG and Seller and hold each of them harmless from and against any and all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of Equifax or Unnisa.

         4.5 Publicity. Except to the extent required by applicable Law or listing agreement with any securities exchange, all press releases and other public announcements respecting the subject matter of this Agreement will be made only with the mutual agreement of AG Parent and Equifax, which agreement will not be unreasonably withheld, delayed or conditioned. Prior to submitting any information to third parties as required by applicable Law or listing agreement with any securities exchange, each Party will provide the other Parties with a reasonable opportunity to review and comment on the terms upon which such information will be disclosed.

         4.6 Certain Governmental Filings. The Parties will make, or cause to be made, all filings and submissions required to be made to any Government in connection with the transactions contemplated by or resulting from this Agreement, if any. Each of the Parties will furnish to the other Parties any and all necessary information and reasonable assistance as another Party may reasonably request in connection with its preparation of necessary filings or submissions to any Government. Prior to filing any material application, registration, statement or other document with the applicable governmental authority, each Party will provide the other Parties with a reasonable opportunity to review and comment on each such application, registration, statement or other document. Each of the Parties hereby covenants and agrees that it will not take a position on any tax return or report or any other

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governmental filing or report, or take a position in any Forum or before any
Government different from or in any way inconsistent with those taken in, or in connection with, this Agreement.

         4.7      Dismissal of Litigation.

         (a) Simultaneous with the Closing, the Parties shall file, through their respective counsel, with the United States District Court, Northern District of Georgia, Atlanta Division, fully executed original documents, in the same form as Exhibit C attached hereto, to effectuate the dismissal of Equifax Inc. and Equifax do Brasil Holdings Ltda. v. Andrade Gutierrez Telecomunicacoes Ltda. and Socma Americana S.A., Civil Action File No. 1:01-CV-0837.

         (b) Simultaneous with the Closing, the Parties shall file, through their respective counsel, with the American Arbitration Association, New York, New York, U.S.A., fully executed original documents, in the same form as Exhibit D attached hereto, to effectuate the dismissal of In the Matter of Andrade Gutierrez Telecomunicacoes Ltda. and Socma Americana S.A. v. Equifax Inc. and Equifax do Brasil Holdings Ltda., Arbitration No. 50 T 181 00066 01.

5.       REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO UNNISA.

         Having regard for the fact that (i) the AG Group is a minority quotaholder of Unnisa, and (ii) the AG Group has only one representative participating on the board of Unnisa, each ach of AG Telecom. Construtora and Seller, jointly and severally, represents and warrants to Equifax, and covenants and agrees, as of the date of this Agreement and again as of the Closing Date, other than as reflected in the Relevant Records, to the Knowledge of each of AG Telecom, Construtora AG and Seller:

         5.1 No Violation; Compliance with Laws. Unnisa has not failed to comply with, nor has it received any notification of any present or past failure by Unnisa to comply with, any Order or Laws or that its operations have not been conducted in accordance with all applicable Laws.

         5.2      Liabilities.

         (a) Unnisa has no Liability except (i) those reflected in Unnisa's financial statements, (ii) those accounts payable incurred in the ordinary and regular course of business, and (iii) those incurred in the ordinary and regular course of business consistent with past practices .

         (b) Unnisa is not a party to any contract or commitment to guarantee the payment or performance of any Liability of any other Person, or pursuant to which Unnisa, or its respective assets, properties, business or revenue, is or may become liable for the indebtedness or other obligations of any other Person.

         5.3 Intellectual Property Rights. Unnisa has not received any notice, complaint, threat or claim alleging infringement of, any patent, trademark, trade name, copyright, industrial design, trade secret or any other intellectual property or proprietary right of any Person, nor has the conduct by Unnisa of its business or its use of the Proprietary Rights infringed any patent, trademark, trade name, copyright, industrial design, trade secret or any other intellectual property or proprietary right of any Person which would result in a material adverse effect on the business, prospects or assets of Unnisa.

         5.4 Litigation; Contingencies. There are no Actions existing or threatened against, by or affecting Unnisa, the property, business, revenues or assets of Unnisa, in any Forum, the eventual outcome of which might have a material adverse effect on Unnisa after the date of this Agreement.

         5.5 Absence of Certain Business Practices. None of AG Telecom, AG Parent or Construtora AG, or any of their Affiliates, or any of their respective officers, directors, employees, agents, nor any other Person acting on any of their behalf has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any Government employee or other Person who is or may be in a position to help or hinder the business of Unnisa (or to assist Unnisa in connection with any actual or proposed transaction).

         5.6 No Agreement in Anticipation of Sale. The consummation of the transactions contemplated by this Agreement will not entitle any employee of Unnisa to severance pay nor will it accelerate the time of payment, vesting or increase the amount of any compensation or benefits due to any employee of Unnisa.

         5.7 Customers and Suppliers. No material supplier or customer of Unnisa intends to discontinue or substantially diminish or change its relationship with Unnisa or the terms of its relationship with Unnisa; no material supplier of Unnisa intends to increase prices or charges for goods or services presently supplied; and no material supplier of Unnisa is likely to become unable to continue its relationship with Unnisa, or supply the goods or services which it presently supplies Unnisa, without significant change in the terms and conditions to any relevant relationship or supply arrangement.

         5.8 Full Disclosure. No representation, warranty, covenant or agreement of or relating to Unnisa contained in this Agreement or in any other written statement or certificate delivered by the Seller, Construtora AG or AG Telecom, pursuant to or in connection with this Agreement or in connection with the transactions contemplated in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or in any other written statement or certificate delivered by the Seller, Construtora AG or AG Telecom, pursuant to this Agreement not misleading. Other than for information that is generally known to the public or in respect of which there has been public disclosure or in respect of which Equifax or its Affiliates has Knowledge, there is no fact known to the Seller, Construtora AG or AG Telecom which materially and adversely affects, or in the future may materially and adversely affect, the business, operations, cash flows, affairs, prospects, properties or assets, or the condition, financial or otherwise, of Unnisa or the businesses to be conducted by Unnisa on and after the Closing Date, or its operations, cash flows, affairs, prospects, properties or assets.

6. REPRESENTATIONS AND WARRANTIES RELATING TO AG TELECOM, CONSTRUTORA AG AND AG PARENT

         Each of the Seller, AG Telecom and AG Parent, jointly and severally, represent, warrant and covenant to Equifax, as of the date hereof and again as of the Closing Date, as follows:

         6.1      Existence.

         (a) AG Parent: (i) is a corporation ("sociedade anonima"), duly organized and registered and validly existing under the laws of Brazil, and (ii) is entitled to own or lease its assets and properties and to carry on its business as and in the places where its business is conducted and its assets and properties are owned or leased AG Parent: (i) is a corporation ("sociedade anonima"), duly organized and registered and validly existing under the laws of Brazil, and (ii) is entitled to own or lease its assets and properties and to carry on its business as and in the places where its business is conducted and its assets and properties are owned or leased.

         (b) AG Telecom: (i) is a limited liability company ("sociedade por quotas de responsabilidade limitada"), duly organized and registered and validly existing under the laws of Brazil, and (ii) is entitled to own or lease its assets and properties and to carry on its business as and in the places where its business is conducted and its assets and properties are owned or leased.

         6.2      Authority; Inconsistent Obligations.

         (a) Each of AG Parent, Construtora AG and AG Telecom has the full right, power and authority to execute and deliver and to perform and comply with this Agreement. All proceedings and actions required to be taken by AG Parent, Construtora AG and AG Telecom to authorize the execution, delivery and performance of this Agreement have been taken. This Agreement has been duly and validly executed and delivered by each of AG Parent, Construtora AG and AG Telecom, as appropriate, by its duly authorized officers or representatives. This Agreement constitutes the valid and legally binding obligation, subject to general equity principles, of each of AG Parent, Construtora AG and AG Telecom, as appropriate, enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

         (b) Neither the execution and delivery of this Agreement by AG Parent, Construtora AG or AG Telecom, nor the consummation of the transactions contemplated by this Agreement will (i) result in a violation of the Articles of Association, Articles of Incorporation or By-Laws of AG Parent, Construtora AG or AG Telecom, as appropriate, or on the date of this Agreement or on the Closing Date any applicable Law or Order, (ii) violate any Order or Law applicable to AG Parent, Construtora AG or AG Telecom, as appropriate, or (iii) result in a breach of, conflict with or default under, any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment to which AG Parent, Construtora AG or AG Telecom is a party or by which any of them or any of their respective assets, properties, or businesses are subject or bound; nor will these actions result in (w) the creation of any Lien on the Quotas, or any of the assets, properties, businesses, revenues or profits of AG Parent, Construtora AG or AG Telecom, (x) the acceleration or creation of any obligation of

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AG Parent, Construtora AG or AG Telecom, (y) the forfeiture of any material right or privilege of AG Parent, Construtora AG or AG Telecom, or (z) the forfeiture of any material right or privilege of AG Parent, Construtora AG or AG Telecom that may affect its ability to perform under this Agreement.

         6.3 Ownership of Quotas. Seller owns the Quotas free and clear of any and all Liens.

         6.4 No Violation; Compliance with Laws. None of AG Parent, Construtora AG or AG Telecom is in default under or in violation of (a) its Articles of Association, Articles of Incorporation or By-Laws, as appropriate, or (b) any material applicable Order or Law, and each of AG Parent, Construtora AG and AG Telecom has complied with all applicable Laws, where the failure to so comply would have a material adverse effect on AG Parent and its consolidated subsidiaries. None of AG Parent, Construtora AG or AG Telecom has received any notification of any asserted present or past failure by any of AG Parent, Construtora AG or AG Telecom to comply with any material Order or Laws, where the asserted failure if determined adversely would have a material adverse effect on AG Parent and it consolidated subsidiaries.

         6.5 Consents. The execution and delivery by AG Parent, Construtora AG and AG Telecom of this Agreement, the consummation of the transactions contemplated in this Agreement, and the performance by AG Parent, Construtora AG or AG Telecom under this Agreement, as appropriate, do not (a) require the consent, approval or action of, or any filing with or notice to, any Government or other Person, other than for a notification filing to be made with the Brazilian anti-trust authorities within fifteen (15) days after the execution of this Agreement, (b) require the consent or approval of AG Parent's, Construtora AG's or AG Telecom's shareholders (except for those previously obtained), or (c) impose any other term, condition or restriction on AG Parent, Construtora AG or AG Telecom pursuant to any applicable Order or Law.

         6.6 Litigation; Contingencies. There are no Actions existing or, to the knowledge of any of AG Parent, Construtora AG or AG Telecom, threatened against, by or affecting AG Parent, Construtora AG or AG Telecom, the property, business, revenues or assets of AG Parent, Construtora AG or AG Telecom, in any Forum, nor is there any basis for any Actions, nor do there exist any other contingent liabilities, the eventual outcome of which might have a material adverse effect on AG Parent and its consolidated subsidiaries after the date of this Agreement, or which would prevent or impede the transactions contemplated by this Agreement. None of AG Parent, Construtora AG or AG Telecom has been charged with, or is under investigation with respect to, any material charge concerning any violation of any provision of any Law. There are no material unsatisfied judgments against AG Parent, Construtora AG or AG Telecom or any of their predecessors or any other material Order to which any of AG Parent, Construtora AG or AG Telecom, or any of AG Parent's, Construtora AG's or AG Telecom's material assets or properties, are subject.

         6.7 Full Disclosure. No representation, warranty, covenant or agreement of or relating to AG Parent, Construtora AG or AG Telecom contained in this Agreement or in any other written statement or certificate delivered by any of AG Parent, Construtora AG or AG Telecom, pursuant to or in connection with this Agreement or in connection with the transactions contemplated in this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or in any other written statement or certificate delivered by any of AG Parent, Construtora AG or AG Telecom, pursuant to this Agreement, not misleading.

7.       REPRESENTATIONS AND WARRANTIES OF EQUIFAX

         Each of EFX and Holdings, jointly and severally, represents and warrants to, and covenants and agrees with, each of AG Parent, AG Telecom and Construtora AG, as of the date hereof and again as of the Closing Date, as follows:

         7.1      Organization.

         (a) EFX: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, U.S.A., and (ii) is entitled to own or lease its assets and properties and to carry on its business as and in places where the business is conducted and the properties are owned or leased.

         (b) Holdings: (i) is a limited liability company ("sociedade por quotas de responsabilidade limitada") duly organized and registered and validly existing under the laws of Brazil, and (ii) is entitled to own or lease its assets and properties and to carry on its business as and in places where the business is conducted and its assets and properties are owned or leased.

         (c) EV1, when formed: (i) will be a Brazilian corporation ("sociedade anonima") duly organized and registered and validly existing under the laws of Brazil, (ii) will be entitled to own or lease its assets and properties and to carry on its business as and in those places where its business will be conducted and its assets and properties will be owned or leased, and (iii) will have upon incorporation and at all times up through and including the Closing Date no liabilities.

         (d) EV2, when formed: (i) will be a limited liability company ("sociedade por quotas de responsabilidade limitada") duly organized and registered and validly existing under the laws of Brazil, (ii) will be entitled to own or lease its assets and properties and to carry on its business as and in those places where its business will be conducted and its assets and properties will be owned or leased, and (iii) will have upon incorporation and at all times up through and including the Closing Date no liabilities.

         7.2 Authority; No Inconsistent Agreements. Each of EFX and Holdings has full power and authority to make, execute and perform this Agreement and the transactions contemplated by this Agreement. This Agreement and all transactions required under this Agreement to be performed by Equifax have been duly and validly authorized and approved by all necessary corporate action on its part. This Agreement has been duly and validly executed and delivered on behalf of each of EFX and Holdings by its duly authorized officers, and this Agreement constitutes the valid and legally binding obligation of each of them, enforceable, subject to general equity principles, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will constitute a violation or breach of the articles of incorporation or by-laws or other organizational document of either of them and will (i) violate any Order or Law applicable to either EFX or Holdings, or (iii) result in a breach of, conflict with or default under, any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment to which either EFX or Holdings is a party or by which any of them or any of their respective assets, properties, or businesses are subject or bound; nor will these actions result in the forfeiture of any material right or privilege of either EFX or Holdings that may affect its ability to perform this Agreement.

         7.3 Consents. The execution and delivery by each of EFX and Holdings of this Agreement, the consummation of the transactions contemplated in this Agreement and the performance by each of EFX and Holdings under this Agreement do not: (a) require the consent, approval or action or, or any filing with or notice to, any Government or other person, other than for a notification filing to be made with the Brazilian anti-trust authorities within fifteen (15) days after the date of this Agreement, or (b) require the consent or approval of the EFX shareholders or the Holdings quotaholders, except for those previously obtained.

         7.4 Litigation; Contingencies. There are no Actions existing or, to the knowledge of either EFX or Holding, threatened against, by or affecting EFX or Holdings, which might have a material adverse effect on EFX or Holdings and its consolidated subsidiaries after the date of this Agreement, or which would prevent or impede the transactions contemplated by this Agreement. None of EFX or Holdings has been charged with, or is under investigation with respect to, any material charge concerning any violation of any provision of any Law.

         7.5. Full Disclosure. No representation, warranty, covenant or agreement of or relating to EFX or Holdings contained in this Agreement or in any other written statement or certificate delivered by either EFX or Holdings, pursuant to or in connection with this Agreement or in connection with the transactions contemplated in this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or in any other written statement or certificate delivered by either EFX or Holdings, pursuant to this Agreement, not misleading.

8.       CONDITIONS TO OBLIGATIONS OF EQUIFAX

         The obligations of Equifax under this Agreement are subject to the fulfillment and satisfaction of each and every one of the following conditions on or prior to the Closing, any or all of which may be waived in writing in whole or in part by Equifax:

         8.1 Proceedings and Documents Satisfactory. All proceedings taken in connection with the consummation of the transactions contemplated in this Agreement and all documents and papers reasonably required in connection with this Agreement, will be reasonably satisfactory to Equifax and its counsel, and Equifax and its counsel will have timely received copies of the relevant documents and papers, all in form and substance satisfactory to Equifax and its counsel, as reasonably requested by Equifax or its counsel, provided that such request is essential for the completion of the transactions contemplated in this Agreement.

         8.2 Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of, or in respect of, the Seller, Construtora AG or AG Telecom in connection with the transactions contemplated by this Agreement will be true and correct as of the date when made and will be deemed to be made again at and as of the Closing Date and will be true and correct at and as of the Closing Date.

         8.3 Compliance with Covenants and Conditions. The Seller, Construtora AG and AG Telecom will have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         8.4 Closing Certificates. The Seller, Construtora AG and AG Telecom will have delivered to Equifax certificates, executed by the appropriate officers or other Representative of each party, dated as of the Closing, certifying in such detail as Equifax may request as to the fulfillment and satisfaction of the conditions specified in Paragraphs 8.2 and 8.3.

         8.5 Opinion of Counsel. Equifax will have received from Tozzini Freire Teixera e Silva, special Brazilian legal counsel for AG Telecom, Construtora AG and AG Parent, a legal opinion, dated as of the Closing Date, in substantially the form set forth in Exhibit E to this Agreement.

         8.6 Consents. Equifax will have received from any and all Persons and Governments any and all relevant consents, authorizations and approvals as are necessary for the consummation of the transactions contemplated by this Agreement, and all notices required to be given to all Persons and Governments will have been given and all applicable waiting periods will have expired.

         8.7 No Inconsistent Requirements. No Action will have been commenced by any Government or Person seeking to enjoin or prohibit the transactions contemplated by this Agreement.

         8.8 No Injunction. No temporary restraining order, preliminary or permanent injunction or other order by any court of competent jurisdiction which prohibits the consummation of the transactions contemplated in this Agreement will have been issued and remain in effect on the Closing Date; provided, however, that the Parties will use all reasonable efforts to have each and every relevant order or injunction vacated or reversed prior to the Closing Date.

         8.9 Resignations. Any and all representatives of AG Telecom, Construtora AG or the Seller or other persons appointed by or at the direction or request of any of them who currently serve Unnisa as a manager, director, officer or representative shall have resigned from such positions prior to the Closing Date.

         8.10 Miscellaneous. Equifax and its counsel will have received any and all other opinions, certifications, documents, instruments and agreements from the Seller, Construtora AG and AG Telecom and their respective counsel, as Equifax and its counsel may reasonably request, provided that such request is essential for the completion of the transactions contemplated in this Agreement.

9.       CONDITIONS TO OBLIGATIONS OF THE SELLER, CONSTRUTORA AG AND AG TELECOM

         The obligations of the Seller, Construtora AG and AG Telecom under this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Seller, Construtora AG and AG Telecom:

         9.1 Proceedings and Documents Satisfactory. All proceedings taken in connection with the consummation of the transactions contemplated in this Agreement and all documents and papers reasonably required in connection with this Agreement, will be reasonably satisfactory to the Seller and AG Telecom and their respective counsel, and the Seller, AG Telecom and their respective counsel will have timely received copies of the relevant documents and papers, all in form and substance satisfactory to the Seller, AG Telecom and their respective counsel, as reasonably requested by the Seller, AG Telecom or their respective counsel, provided that such request is essential for the completion of the transactions contemplated in this Agreement.

         9.2 Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of, or in respect of, Equifax in connection with the transactions contemplated by this Agreement will be true and correct as of the date when made and will be deemed to be made again at and as of the Closing Date and will be true and correct at and as of the Closing Date.

         9.3 Compliance with Covenants and Conditions. Equifax will have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with prior to or on the Closing Date.

         9.4 Closing Certificates. Equifax will have delivered to the Seller and AG Telecom certificates, executed by the appropriate officers or other Representative, dated as of the Closing, certifying in such detail as the Seller or AG Telecom may request as to the fulfillment and satisfaction of the conditions specified in Paragraphs 9.2 and 9.3.

         9.5 Authorization. Each of EFX, Holdings and EV1 will have delivered to the Seller, Construtora AG and AG Telecom written evidence of all requisite corporate or other approvals or authorizations necessary for such Party to authorize and approve the execution of this Agreement by such Party and all other action necessary to enable such Party to comply with the terms of this Agreement.

         9.6 Consents. The Seller, Construtora AG and AG Telecom will have received from any and all Persons and Governments any and all relevant consents, authorizations and approvals as are necessary for the consummation of the transactions contemplated by this Agreement, and all notices required to be given to all Persons and Governments will have been given and all applicable waiting periods shall have expired.

         9.7 Opinion of Counsel. The Seller and AG Telecom will have received from Kilpatrick Stockton LLP and Mundie e Advogados, legal counsel to Equifax, a legal opinion, dated the Closing Date, in substantially the form set forth in Exhibits F-1 and F-2, respectively, to this Agreement.

         9.8 No Inconsistent Requirements. No Action will have been commenced by any Government or Person seeking to enjoin or prohibit the transactions contemplated by this Agreement.

         9.9 No Injunction. No temporary restraining order, preliminary or permanent injunction or other order by any court of competent jurisdiction which prohibits the consummation of the transactions contemplated in this Agreement will have been issued and remain in effect on the Closing Date; provided, however, that the Parties will use all reasonable efforts to have any and all relevant order or injunction vacated or reversed prior to the Closing Date.

         9.10 Miscellaneous. The Seller, Construtora AG and AG Telecom and its counsel will have received any and all other opinions, certifications, documents, instruments and agreements from EFX and Holdings and their respective counsel, as the Seller and AG Telecom and its counsel may reasonably request, provided that such request is duly motivated and is essential for the completion of the transactions contemplated in this Agreement.


10.      INDEMNITIES

         10.1 Indemnification of Equifax. In accordance with and subject to the further provisions of this Article 10, AG Telecom, Construtora AG and AG Parent (each of which is an "Indemnitor") will, jointly and severally, indemnify
                             ----------
and hold harmless Equifax and Equifax's Affiliates and their respective officers, directors, agents and employees (collectively, "Indemnitees"), from
                                                          -----------
and against and in respect of any and all loss, damage, Liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, the "Indemnified Losses"), suffered or incurred by any one or
                    ------------------
more of the Indemnitees by reason of, or arising out of:

         (a) any misrepresentation, breach of warranty or breach or nonfulfillment of any agreement of the Seller, Construtora AG or AG Telecom contained in this Agreement, or in any other certificate, schedule, instrument or document delivered to Equifax by or on behalf of the Seller, Construtora AG or AG Telecom pursuant to or in connection with the provisions of this Agreement;

         (b) any and all Taxes in respect of or measured by income or relating to capital gains or other similarly imposed Taxes arising from or in connection with the sale of the Quotas as contemplated by or provided for in this Agreement; and

         (c) any and all Actions, suits, proceedings, claims, demands, assessments, judgments, fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid any Actions, suits, proceedings, claims, demands, assessments, judgments, fees and expenses or to oppose the imposition of any Actions, suits, proceedings, claims, demands, assessments, judgments, fees and expenses, or in enforcing this Agreement in connection with any breach or default or threatened breach or default by an Indemnitor, including without limitation the provisions of this Article 10.

         10.2 Indemnification of AG Telecom, Construtora AG and AG Parent by Equifax. In accordance with and subject to the further provisions of this
Article 10, each of EFX and Holdings (collectively, the "EFX Indemnitors") will,
                                                         ---------------
jointly and severally, indemnify and hold harmless each of AG Telecom, AG Parent, their affiliates and respective officers, directors, agents and employees (collectively "AG Indemnitees") from and against and in respect of any
                         --------------
and all loss, damage, Liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, the "AG
                                                                   --
Indemnified Losses") suffered or incurred by any one or more of the Indemnitees
------------------
by reason of, or arising out of:

         (a) any misrepresentation, breach of warranty or breach or nonfulfillment of any agreement of Equifax contained in this Agreement or in any certificate, schedule, instrument or document delivered to AG Telecom, Construtora AG or AG Parent by or on behalf of Equifax pursuant to the provisions of this Agreement;

         (b) any liabilities of EV1 or EV2 incurred prior to the Closing and unrelated to the transactions contemplated by this Agreement; and

         (c) any and all Actions, suits, proceedings, claims, demands, assessments, judgments, fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid any Actions, suits, proceedings, claims, demands, assessments, judgments, fees and expenses or to oppose the imposition of any Actions, suits, proceedings, claims, demands, assessments, judgments, fees and expenses, or in enforcing this Agreement in connection with any breach or default or threatened breach or default by the Indemnitor, including without limitation the provisions of this Article 10.

         10.3 No Contribution by Unnisa. Unnisa will not have any Liability to any of AG Telecom, Construtora AG or AG Parent as a result of any misrepresentation or breach of representation or warranty relating to Unnisa contained in this Agreement or any certificate, schedule, instrument, agreement or other writing delivered by or on behalf of, or in respect of, any of AG Telecom, Construtora AG or AG Parent pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

         10.4     Payment. Subject to the provisions of Paragraph 10.5 below,
(i) after a final, non-appealable judgment has been rendered or a settlement has been reached in respect of a third party claim or Action, or (ii) in the case of a claim for Indemnified Losses arising other than pursuant to a third party claim or Action, after the award of the Arbitral Body has been issued or a settlement has been reached, Indemnitor shall reimburse the Indemnitees within 30 days of written demand on the Indemnitor for any amounts to which Indemnitees are entitled to indemnification pursuant to this Article 10.

         10.5     Defense of Claims.

         (a) Except as provided in Paragraph 10.5(b), if any Action by a third party arises after the date of this Agreement for which Indemnitor may be liable under the terms of this Agreement, then the Indemnitees will notify Indemnitor(s) in accordance with the provisions of this Article 10, and will give Indemnitor(s) a reasonable opportunity:

                  (i) to conduct any proceedings or negotiations in connection with the Action and necessary or appropriate to defend the Indemnitees;

                  (ii) to take all other required steps or proceedings to settle or defend any Action; and

                  (iii) to employ counsel reasonably acceptable to Indemnitees to contest any Action in the name of the Indemnitees or otherwise.

The expenses of all proceedings, contests or lawsuits with respect to the Actions will be borne by Indemnitor(s).

         (b) If Indemnitor(s) do(es) not assume the defense of, or if after so assuming the Indemnitors fail to defend, any Action, then the Indemnitees may defend against any claim or Action in the manner they may deem appropriate and the Indemnitees may settle any claim or Action on the terms they deem appropriate, and Indemnitor(s) will promptly reimburse the Indemnitees for the amount of all expenses, legal and otherwise, reasonably and necessarily incurred by the Indemnitees in connection with the defense against and settlement of any claim or Action. If no settlement of any claim or Action is made, Indemnitor(s) will satisfy any judgment rendered with respect to any claim or in any Action, before the Indemnitees are required to do so, and pay all expenses, legal or otherwise, reasonably and necessarily incurred by the Indemnitees in the defense of any claim or Action.

         (c) If a judgment is rendered against any of the Indemnitees in any Action covered by the indemnification under this Agreement, or any Lien in respect of any judgment attaches to any of the assets of any of the Indemnitees or Unnisa, Indemnitor(s) will immediately upon any entry or attachment pay the relevant judgment in full or discharge the relevant Lien unless, at the expense and direction of Indemnitor(s), an appeal is taken under which the execution of the judgment or satisfaction of the Lien is stayed. If and when a final judgment is rendered in any action, Indemnitor(s) will forthwith pay any judgment or discharge any Lien before any of the Indemnitees is compelled to do so.

         (d) Any notice required to be given to Indemnitor(s) pursuant to Paragraph 10.5(a) shall be given no later than the latter of: (i) the end of the first half of the term within which an answer or other response to the Action is required to be made (the "Answer Period") and (ii) two Business Days after
                          -------------
receipt by an Indemnitee of notice of the Action. Indemnitor(s) shall assume the defense of any Action, if at all, by notice to Indemnitees no later than the earlier of: (i) the end of the second third of the Answer Period and (ii) three Business Days prior to the date by which an answer or other response to the Action is required to be made. Indemnitor(s)' failure to notify Indemnitees within the specified time shall be conclusively deemed an election by Indemnitor(s) not to assume such defense. Any failure by Indemnitees to give the requisite notice within the time specified in this Paragraph 10.5(d) will not relieve Indemnitor(s) of the obligation to indemnify Indemnitees pursuant to this Article 10 except to the extent that the defense of any Action is materially prejudiced by the delay.

         (e) The Indemnitor(s) or the Indemnitees, as appropriate, shall have the right to participate in the defense of any Action related to an Indemnified Loss at their sole cost and expense and the cost and expense of that participation shall not be an Indemnified Loss. Notwithstanding anything contained in this Article 10 to the contrary, Indemnitor(s) may not settle any claim or Action, without the prior approval of Indemnitees, which approval shall not be unreasonably withheld, delayed or conditioned. For purposes of Paragraphs
10.4 and 10.5, "Indemnitor", "Indemnitee" and "Indemnified Losses" only, shall mean, as appropriate, "Indemnitor", "Indemnitee" and "Indemnified Losses" as defined in Paragraph 10.1, or "EFX Indemnitor", "AG Indemnitees" and "AG Indemnified Losses" as defined in Paragraph 10.2.

11.      SURVIVAL.

         11.1 Survival. The representations, warranties, covenants, agreements and indemnities of the Parties contained in this Agreement, or in any writing delivered pursuant to the provisions of this Agreement, will continue in full force and effect for the periods specified below (the "Survival Period"):
                                                            ---------------

         (a) representations and warranties relating to title and ownership of the Quotas, corporate authorization, organization, good standing and qualification; compliance with laws, fraud or willful misrepresentation, and completeness of disclosure, will survive indefinitely;

         (b) representations and warranties relating to Taxes will survive until expiration of any applicable statute or period of limitations, and any extensions of the applicable statute or period of limitations; and

         (c) all other representations, warranties, covenants, agreements and indemnities will be of no further force and effect after the expiration of three (3) years from the Closing Date;

Provided, however, that any claim for an Indemnified Loss presented in writing to the indemnifying party (together with any relevant supporting documentation) in accordance with the terms of this Agreement within the Survival Period will continue to be a valid claim until resolved.

12.      TERMINATION.

         12.1 Termination for Certain Causes. This Agreement may be terminated at any time prior to or on the Closing Date by Equifax, on the one hand or by AG Parent on the other hand, upon written notice to the other as follows:

         (a)      By AG Parent, if the terms, covenants or conditions of this
                     ---------
Agreement to be complied with or performed by Equifax at or before the Closing Date will not have been complied with or performed and any noncompliance or nonperformance will not have been waived by AG Parent.

         (b)      By Equifax, if the terms, covenants or conditions of this
                     -------
Agreement to be complied with or performed by AG Telecom, Construtora AG or AG Parent at or before the Closing Date will not have been complied with or performed and any noncompliance or nonperformance will not have been waived by Equifax.

         (c)      By AG Parent or by Equifax, if any Action will have been
                     -----------------------
instituted or threatened against any party to this Agreement to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated in this Agreement, which, in the reasonable and good faith opinion of any party, makes consummation of the transactions contemplated in this Agreement inadvisable.

         12.2     Procedure on and Effect of Termination.

         (a) Pursuant to Paragraph 12.1 of this Agreement, written notice of termination will be given to all other Parties by the Party electing to terminate, and this Agreement will terminate upon the giving of notice, without further action by any of the Parties, with the consequence and effect set forth in this Paragraph 12.2.

         (b) If for any reason on the Closing Date there has been nonfulfillment of an undertaking by or covenant for Equifax or for AG Telecom, Construtora AG and AG Parent not waived in writing by or on behalf of the Party in whose favor the undertaking or covenant runs, the Party in whose favor the undertaking or covenant runs, in addition to any other right or remedy available to it for breach or non-performance of this Agreement, may refuse to consummate the transactions contemplated by this Agreement without Liability or obligation on its part whatsoever. Notwithstanding the foregoing, the obligations of the Parties pursuant to Paragraphs 4.5, 4.6, 11.1, 12.1, 12.2,
13.6 and 13.7 will survive any termination.

13.      MISCELLANEOUS.

         13.1     Notices.

         (a) All notices, demands or other communications required or permitted to be given or made under this Agreement will be in writing and (i) delivered personally, (ii) sent by an internationally recognized express courier service, or (iii) sent by certified airmail, return receipt requested to the intended recipient of the notice, demand or other communication at its address set forth below. Any notice, demand or communication will be deemed to have been duly given (x) immediately if personally delivered, (y) on the fourth Business Day after delivery to an international express courier services, or (z) on the tenth Business Day after delivery to the relevant postal service and in proving the giving of any notice, demand or other communication, it will be sufficient to show that the envelope containing the notice, demand or other communication was duly addressed (as evidenced by the courier receipt). The addresses of the Parties for purposes of this Agreement are:


                  If to AG Telecom, Construtora AG  Av. Maria Coelho Aguiar, 215
                  or AG Parent:                     Bloco D - 4o andar
                                                    Sao Paulo - SP
                                                    Brazil
                                                    Tel. 55-11-3741-8512
                                                    Fax  55-11-3741-3033
                                                    Attn. Celso F. Quintella

                  in each case with a copy to:      Attn. Tozzini Freire
                                                       Teixeira e Silva
                                                    Rua Libero Badaro, 293 - 19
                                                       Andar
                                                    CEP 01095-9000
                                                    Sao Paulo - SP - Brazil
                                                    Tel. 55-11-232-2100
                                                    Fax. 55-11-232-3100
                                                    Attn: Jose Luis de Salles
                                                          Freire

                  If to Equifax:                    Equifax Payment Services,
                                                       Inc.
                                                    11601 Roosevelt Boulevard
                                                    St. Petersburg, Florida
                                                       33716
                                                    United States of America
                                                    Attn:    Larry Towe
                                                    Executive Vice President and
                                                    Group Executive

                                                    Equifax Payment Services,
                                                       Inc.
                                                    11601 Roosevelt Boulevard
                                                    St. Petersburg, Florida
                                                       33716
                                                    United States of America
                                                    Attn.:   Walter Korchun
                                                    Assistant General Counsel

                                                    Kilpatrick Stockton LLP
                                                    Suite 2800
                                                    1100 Peachtree Street
                                                    Atlanta, Georgia 30309-4530
                                                    United States of America
                                                    Attn.:   Gregory K. Cinnamon

         (b) Any Party may change the address to which notices, requests, demands or other communications to the relevant Party will be delivered or mailed by giving notice of the address change to the other Parties in the manner provided in this Agreement.

         13.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which will constitute one and the same instrument.

         13.3 Entire Agreement. Except as expressly set forth to the contrary in this Paragraph 13.3, this Agreement supersedes all prior discussions and agreements between the Parties with respect to the purchase and sale of the Quotas as described herein and this Agreement contains the sole and entire agreement among the Parties with respect to the purchase and sale of the Quotas. This Agreement will not be altered or amended except by an instrument in writing signed by or on behalf of the Party entitled to the benefit of the provision against whom enforcement is sought.

         13.4 Reaffirmation of Certain Provisions of the Quotaholders Agreement. Notwithstanding anything contained herein to the contrary, the Parties hereby expressly agree that, while the Quotaholders Agreement, as modified by the Modification, will terminate in conjunction with the Transaction, pursuant to the terms contained in Article 8 thereof, the provisions of Articles 5, 6 and 7 and all related interpretive provisions thereof shall survive such termination and shall remain in full force and be binding on and enforceable against the parties thereto.

         13.5 Governing Language. Notwithstanding the translation of this Agreement into any other language, the official language of this Agreement is the English language, which will be controlling. Each document, agreement, instrument, statement, notice or other communication required or permitted to be given in connection with this Agreement will be in the English language.

         13.6     Dispute Resolution.

         (a)      Any and all disputes (each, a "Disputed Matter") arising out
                                                 ---------------
of or in connection with the execution, interpretation, performance or nonperformance of this Agreement will be arbitrated and settled by the procedures established in this Paragraph 13.6.

         (b) Disputed Matters will be solely and finally settled by arbitration, which will be conducted in New York, New York, U.S.A., by a panel of three arbitrators, one of whom shall be selected by Equifax, one of whom shall be selected by the Seller, and the third of who shall be selected by the arbitrators selected by Equifax and the Seller. The arbitration procedure may be initiated by any of the Parties by written notice to the other Party to the Disputed Matter. Any notice will specify in reasonable detail the dispute being submitted to arbitration. The Parties renounce all recourse to litigation and agree that the award of the arbitrators will be final and subject to no judicial review.

         (c) The arbitrators will conduct the proceedings, including arguments and briefs, in the English language and in accordance with the international rules (the "Rules") of the American Arbitration Association
                          -----
("Arbitral Body"); provided that the provisions of this Agreement will prevail
  -------------
in the event of any conflict between the Rules and the provisions of this Agreement. The arbitrators will decide the issues submitted in accordance with the provisions and commercial purposes of this Agreement, provided that all substantive questions of law will be determined under the laws of Brazil (without regard to the principles of conflicts of laws of any relevant state and country). All decisions of the arbitrators will be in writing and submitted to the Parties, and will set forth findings of fact and conclusions of law.

         (d) The Parties will facilitate the arbitration by: (i) making available to one another and to the arbitrators for examination, inspection and extraction all documents, books, records and personnel under their control if determined by the arbitrators to be relevant to the Disputed Matter; (ii) conducting arbitration hearings to the greatest extent possible on successive days; and (iii) observing strictly the time periods established by the Rules or by the arbitrators for submission of evidence or briefs.

         (e) In the final award, the arbitrators will divide all costs, other than fees of counsel, incurred in conducting the arbitration, in any manner as the arbitrators deem just and equitable under the circumstances. Judgment on the award of the arbitrators may be entered into by any court having jurisdiction over the Party against whom enforcement of the award is being sought.

         (f) Each Party agrees that any award of the arbitrators against it and on which judgment is entered may be executed against the assets of that Party in any jurisdiction, including Brazil and the United States of America. By execution of this Agreement, each Party irrevocably consents to the jurisdiction of any court having jurisdiction over that Party for the purpose of enforcing any award. Each of the Parties irrevocably consents to the service of process by registered mail, postage prepaid, international express courier, or by personal service within or without Brazil or the State of Georgia, the State of Florida or the State of New York, to the fullest extent permitted by applicable Law. Each of the Parties hereby irrevocably designates and appoints CSC Network, 375 Hudson Street, 11th Floor, New York, New York, as its respective designee, appointee and local agent to receive for and on behalf of that Person, service of process in such respective jurisdictions in any arbitration, legal action or proceeding.

         (g) Each Party irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to any suit, Action or proceeding arising out of or relating to this Agreement that is brought in any jurisdiction designated in the preceding subparagraph, for the purpose of enforcing any award and further irrevocably waives any claim that any suit, Action or proceeding so brought has been brought in an inconvenient forum.

         (h) Notwithstanding any provision of this Paragraph 13.6 to the contrary, any Party will be entitled to seek injunctive and other equitable relief in any court of competent jurisdiction to enforce the provisions of this Agreement.

         13.7 Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the Parties and their respective heirs, executors, legal representatives, successors and assigns, but may not be assigned by any Party without the written consent of all other Parties, except to an Affiliate of any Party. The parties further agree that Unnisa shall be regarded as a third-party beneficiary to this Agreement and the Quotaholders Agreement, as modified by the Modification, for all purposes hereunder and thereunder.

         13.8 Partial Invalidity and Severability. All rights and restrictions contained in this Agreement may be exercised and will be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part of this Agreement, not essential to the commercial purpose of this Agreement will be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the Parties that the remaining terms of this Agreement, or part of this Agreement, will constitute their agreement with respect to the subject matter of this Agreement and all remaining terms, or parts of this Agreement, will remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement will be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

         13.9 Waiver. Any term or condition of this Agreement may be waived at any time by the Party which is entitled to the benefit of the term, but only if the waiver is evidenced by a writing signed by the relevant Party. No failure on the part of any Party to this Agreement to exercise, and no delay in exercising any right, power or remedy created under this Agreement, will operate as a waiver thereof, nor will any single or partial exercise of any right, power or remedy by any Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any Party to this Agreement or any breach of or default in any term or condition of this Agreement will constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition of this Agreement.

         13.10 Headings. The headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

         13.11 Number and Gender. Where the context requires, the use of the singular form in this Agreement will include the plural, the use of the plural will include the singular, and the use of any gender will include any and all genders.

         13.12    Time of Performance.  Time is of the essence.

         13.13 Waiver of Dividends. Each of AG Telecom, Construtora AG and AG Parent waives and relinquishes their respective rights to receive dividends or other distributions, if any, in respect of Unnisa for all periods either before or after the date hereof, whether or not declared, and each covenants and agrees to execute and deliver such other documents as my be necessary or convenient under Brazilian law to evidence the same.

14.      CERTAIN DEFINITIONS; INDEX OF DEFINITIONS

         14.1 Certain Definitions. For purposes of this Agreement, the following capitalized terms will have the meanings specified below (all terms used in this Agreement which are not defined in this Paragraph 14.1 but defined elsewhere in this Agreement, will have for purposes of this Agreement the meanings set forth elsewhere in this Agreement):

                  "Action" will mean any action, suit, complaint, counter-claim,
                   ------
claim, petition, set-off or administrative proceeding, whether at law, in equity or otherwise, and whether conducted by or before any Government or other Person.

                  "Affiliate" of any Person will mean any other Person, at any
                   ---------
time, directly or indirectly controlling, controlled by, or under direct or indirect common control with the former Person. A Person will be deemed to control another Person if that Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Article" and "paragraph" and like references are to this
                   -------       ---------
Agreement unless otherwise specified, and all "Exhibits" are references to those
                                               --------
attached to this Agreement and incorporated in this Agreement by this reference, unless otherwise specified.

                  "Brazil" will mean the Federative Republic of Brazil.
                   ------

                  "Business Day" will mean any day other than a Saturday, a
                   ------------
Sunday or a day on which commercial banks in any of Atlanta, Georgia, United States of America, St. Petersburg, Florida, United States of America, Buenos Aires, Argentina, or Sao Paulo, Brazil, are required or authorized to be closed.

                  "Contract" will mean all written agreements, commitments and
                   --------
arrangements to which Unnisa is a party or under which Unnisa has any rights or obligations.

                  "Designee" will mean any Affiliate of Equifax that is an
                   --------
entity formed under and subject to the laws of Brazil.

                  "Forum" will mean any national, provincial, municipal, local
                   -----
or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.

                  "Government" will mean any national, provincial, state,
                   ----------
municipal, local or foreign government or any ministry, department, commission, board, bureau, agency, authority, instrumentality, unit, or taxing authority thereof.

                  "Knowledge" will mean the actual knowledge of the relevant
                   ---------
Person without any obligation of inquiry.

                  "Law" will mean all national, provincial, state, municipal,
                   ---
local or foreign constitutions, statutes, rules, regulations, ordinances, acts, codes, legislation, treaties, conventions and similar laws and legal requirements, as in effect from time to time.

                  "Liability" will mean any liability or obligation whether
                   ---------
known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

                  "Lien" will mean any claim, mortgage, pledge, hypothecation,
                   ----
security interest, encumbrance, lien or charge of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, or any lease having a similar effect or result).

                  "Order" will mean all orders, writs, judgments, decrees,
                   -----
rulings and awards of any Forum or Government.

                  "Parties" will mean the signatories to this Agreement, and a
                   -------
"Party" will mean any one of them.
 -----

                  "Person" will mean and include an individual, a partnership, a
                   ------
joint venture, a corporation, a trust, an unincorporated organization, any legal or juridical entity, the equivalent of any of the foregoing under any Law, and any Government.

                  "Proprietary Rights" will mean (i) all patents, patent
                   ------------------
applications and registrations, trademarks, trademark applications and registrations, copyright applications and registrations, trade names and industrial designs, service marks and service mark applications, Brazilian or foreign, owned or used by Unnisa in or otherwise relating to the operation of their respective businesses, (ii) all trade secrets, know-how, inventions and other intellectual property, owned or used by Unnisa relating to the operation of their respective businesses; and (iii) all computer systems and application software, including without limitation, all documentation relating to the computer systems and application software, and the latest revisions of all related object and source codes therefor, owned or used by Unnisa, in or otherwise relating to the operation of their respective businesses.

                  "R$ or "Brazilian reais" will mean the lawful currency of
                   ----------------------
Brazil.

                  "Relevant Records" will mean, collectively, (i) the written
                   ----------------
records of Unnisa, (ii) any writings prepared by Equifax or its Affiliates and relating to Unnisa, and (iii) any writings prepared by or received by either Socma Americana S.A. or its Affiliates or Andrade Gutierrez S.A. or its affiliates relating to Unnisa and delivered to either Unnisa or Equifax or its Affiliates. For the avoidance of doubt, writings prepared by an officer or director of any Relevant Person shall be a writing of such Person.

                  "Representative" of a Party will mean that Party's directors,
                   --------------
officers, partners, employees, agents, accountants, and lawyers.

                  "Taxes" will mean any taxes, levies, imposts, duties, fees,
                   -----
assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, social security, and franchise taxes, imposed or levied by Brazil, or any state, local or foreign Government, or by any department, agency or other political subdivision or taxing authority thereof or therein and all interests, penalties, additions to tax, and other similar liabilities with respect to the Taxes and relating to any period on or prior to the Closing Date.

         14.2 Index to Definitions. The definitions for the following defined terms used in this Agreement can be found as follows:


             Defined Term                      Paragraph or Reference
             ------------                      ----------------------

             Acquisition Price                                    1.1
             AG Group                                        Preamble
             AG Indemnitees                                      10.2
             AG Parent                                       Preamble
             AG Telecom                                      Preamble
             Answer Period                                       10.3
             Arbitral Body                                       13.6
             Book Value                                           2.1
             Closing                                              3.1
             Closing Date                                         3.1
             Construtora AG                                  Preamble
             Disputed Matter                                     13.6
             EFX                                             Preamble
             EFX Indemnitees                                     10.2
             EFX Indemnitors                                     10.2
             Equifax                                         Preamble
             EV1                                                  2.2
             EV2                                                  2.2
             Holdings                                        Preamble
             Indemnified Losses                                  10.1
             Indemnitees                                         10.1
             Indemnitor                                          10.1
             Modification                                    Preamble
             Quotaholders Agreement                          Preamble
             Quotas                                          Preamble
             Related Parties                                     5.12
             Rules                                               13.6
             Seller                                          Preamble
             Survival Period                                     11.1
             Transaction                                     Preamble
             Unnisa                                          Preamble

                  IN WITNESS WHEREOF, the Parties have executed this Agreement on May 24, 2001, in the City and State of Sao Paulo, Brazil.


EQUIFAX PAYMENT SERVICES, INC.

By:      /s/ Walter M. Korchun
         ----------------------------------------
         Name:  Walter M. Korchun
                ---------------------------------

EQUIFAX DO BRASIL HOLDINGS LTDA.

By:      /s/ Luiz Frederico Vila Buosi
         -----------------------------------------
         Name:   Luiz Frederico Vila Buosi
                 ---------------------------------

CONSTRUTORA ANDRADE GUTIERREZ S.A.

By:      /s/ Luiz Otavio Mourrau
         -----------------------------------------
         Name:    Luiz Otavio Mourrau
                  --------------------------------

By:      /s/ Celso Quintellas
         -----------------------------------------
         Name:    Celso Quintellas
                  --------------------------------


ANDRADE GUTIERREZ TELECOMUNICACOES LTDA.

By:      /s/ Luiz Otavio Mourrau
         ------------------------------------------
         Name:   Luiz Otavio Mourrau
                 ----------------------------------

By:      /s/ Celso Quintellas
         ------------------------------------------
         Name:   Celso Quintellas
                 ----------------------------------

ANDRADE GUTIERREZ S.A.

By:      /s/ Luiz Otavio Mourrau
         ------------------------------------------
         Name:    Luiz Otavio Mourrau
                  ---------------------------------

By:      /s/ Celso Quintellas
         ------------------------------------------
         Name:    Celso Quintellas
                  ---------------------------------


                     [Signatures Continue on Following Page]

                   [Signatures Continued from Preceding Page]


UNNISA-SOLUCOES EM MEIOS DE PAGAMENTO LTDA.

By:   /s/ Luis Acosta Acosta
      -------------------------------
      Name: Luis Acosta Acosta


By:   /s/ Claudio Luis Naleto
      -------------------------------
      Name: Claudio Luis Naleto




WITNESSES


1.  /s/ Darcy Teixeira Jr.
    --------------------------
Name: Darcy Teixeira Jr.
RG:


2.  /s/ Allan Kardec de Melo Ferreira
    ---------------------------------
Name: Allan Kardec de Melo Ferreira
RG: